Exhibit 99.1

INVESTOR RELATIONS:
Quicksilver Resources Inc.
Rick Buterbaugh (817) 665-4835
Diane Weaver (817) 665-4834

FOR RELEASE AFTER MARKET CLOSE
May 2, 2007

QUICKSILVER RESOURCES REPORTS FIRST-QUARTER 2007 RESULTS

Organic Growth Fuels 21% Increase in Production
Net Cash from Operating Activities Grows 16%

FORT WORTH (May 2, 2007) - Quicksilver Resources Inc. (NYSE: KWK) today reported net income for the first quarter of 2007 of $22.9 million ($0.28 per diluted share) on revenues of $116.6 million as compared to $27.5 million ($0.34 per diluted share) on revenues of $99.7 million in the prior-year quarter. Net cash from operating activities for the first quarter of 2007 was $73.3 million, an increase of 16 percent from $63.3 million generated in the same period of 2006, as presented in the attached Condensed Consolidated Statements of Cash Flows.

Production

Total daily average production increased 21 percent to a record 187 million cubic feet equivalent (MMcfe) versus the prior-year period of 154 MMcfe. Daily production volumes increased five percent sequentially from the fourth quarter of 2006, marking the company’s 15th consecutive quarter of production growth. Natural gas, including natural gas liquids (NGL), comprised approximately 95 percent of the company’s total production in the first quarter of 2007.

“Continued success of our accelerating development activities in the Fort Worth Basin Barnett Shale is driving our organic growth,” said Glenn Darden, President and Chief Executive Officer. “Production from the Barnett Shale has increased 125% in the past year. With more than 2,000 identified development locations on our acreage, we believe we are well positioned to achieve our total company production growth target of approximately 25 percent for 2007 and expect to maintain double-digit volume growth for several years to come.”

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Quicksilver Resources First Quarter 2007 Financial Results - Page 2 of 7

Production on an MMcfe per day basis for the company’s primary operating areas for the three months ended March 31 was as follows:

Area	2007	2006	Change
Texas	51,195	22,718	125%
Canada	56,131	48,052	17%
Michigan	72,189	74,924	(4%)
Other	7,759	8,508	(9%)
Total Company	187,274	154,202	21%

Operations Update

Total capital expenditures for the first quarter of 2007 totaled approximately $183 million, which included approximately 68 percent for drilling and completion activities, approximately 11 percent for acreage purchases, approximately 20 percent for midstream activities and one percent for corporate.

In the Fort Worth Basin, the company drilled 46 net wells and connected 17 net wells to sales during the first quarter. To keep pace with the growing production and to maximize the value of the natural gas produced, the company completed a 125 MMcf per day expansion of its Cowtown Gas Plant during the quarter, bringing total throughput capacity to 200 MMcf per day.

In Canada, the company drilled 36 net wells and connected 41 net wells to sales during the first quarter. Canada is currently in the spring “break-up” period and drilling and completion activity has ceased temporarily. Activity is expected to resume by early summer.

Conference Call

The company will host a conference call to discuss operational and financial results for the first quarter 2007 on Thursday, May 3, 2007, at 10:00 a.m. central time.

Quicksilver invites interested parties to participate in the call via the company’s website at http://www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 6102596, prior to 9:55 a.m. central time. A digital replay of the conference call will be available at 1:00 p.m. central time the same day, and will remain available for 30 days. The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 6102596. A replay will also be archived for 30 days on the company’s website.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coal bed methane, shale gas, and tight

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Quicksilver Resources First Quarter 2007 Financial Results - Page 3 of 7

sands gas in North America. The company has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; effects of hedging natural gas and crude oil prices; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.

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Quicksilver Resources First Quarter 2007 Financial Results - Page 4 of 7

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended March 31,
	2007	2006
Production:
Natural gas (MMcf)	14,165	12,512
Oil (MBbls)	150	143
NGL (MBbls)	298	85
Total (MMcfe)	16,855	13,878

United States (MMcfe)	11,803	9,553
Canada (MMcfe)	5,052	4,325
Total (MMcfe)	16,855	13,878

Average Daily Production:
Natural gas (Mcfd)	157,389	139,025
Oil (Bbld)	1,665	1,590
NGL (Bbld)	3,316	939
Total (Mcfed)	187,274	154,202

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$5.73	$7.13
Oil (per Bbl)	$50.99	$59.08
NGL (per Bbl)	$33.81	$39.91
Total (per Mcfe)	$5.87	$7.28

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$6.75	$6.95
Oil (per Bbl)	$50.99	$58.64
NGL (per Bbl)	$33.81	$39.91
Total (per Mcfe)	$6.72	$7.11

Expense per Mcfe:
United States production cost	$1.78	$1.70
Canada production cost	$1.49	$1.20
Total production cost	$1.69	$1.54

Production and ad valorem taxes	$0.27	$0.30
General and administrative expenses	$0.59	$0.45
Depletion, depreciation and accretion	$1.46	$1.27

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Quicksilver Resources First Quarter 2007 Financial Results - Page 5 of 7

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for share data - Unaudited

	March 31,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$5,718	$5,281
Accounts receivable, net of allowance for doubtful accounts	76,180	76,521
Current derivative assets	8,037	64,086
Other current assets	27,611	25,076
Total current assets	117,546	170,964

Investments in and advances to equity affiliates	7,396	7,434

Properties, plant and equipment - net (“full cost”)	1,843,645	1,679,280

Deferred derivative assets	-	3,753

Other assets	23,846	21,481
	$1,992,433	$1,882,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$312	$400
Accounts payable	108,141	109,914
Accrued liabilities	55,710	67,697
Accrued derivative obligations	2,509	-
Current deferred income taxes	2,062	21,378
Total current liabilities	168,734	199,389

Long-term debt	1,058,604	919,117

Derivative obligations	5,252	-

Asset retirement obligations	26,987	25,058

Deferred income taxes	165,174	156,251

Minority interest	7,694	7,431

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized and
80,746,547 and 80,181,593 shares issued, respectively	807	802
Paid in capital in excess of par value	243,933	238,063
Treasury stock of 2,592,769 and 2,579,671 shares, respectively	(11,231)	(10,737)
Accumulated other comprehensive income	16,534	60,099
Retained earnings	309,945	287,439
Total stockholders’ equity	559,988	575,666
	$1,992,433	$1,882,912

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Quicksilver Resources First Quarter 2007 Financial Results - Page 6 of 7

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per share data - Unaudited

	For the Three Months Ended
	March 31,
	2007	2006
Revenues
Oil, gas and related product sales	$113,292	$98,689
Other revenue	3,288	961
Total revenues	116,580	99,650
Expenses
Oil and gas production costs	28,569	21,410
Production and ad valorem taxes	4,490	4,173
Other operating costs	784	403
Depletion, depreciation and accretion	24,594	17,673
Provision for doubtful accounts	(264)	-
General and administrative	9,962	6,254
Total expenses	68,135	49,913

Income from equity affiliates	115	188

Operating income	48,560	49,925

Other income-net	(601)	(350)
Interest expense	14,952	9,202

Income from continuing operations before
income taxes and minority interest	34,209	41,073
Income tax expense	11,295	13,538
Minority interest expense	63	-

Net income	$22,851	$27,535

Basic net income per common share	$0.30	$0.36

Diluted net income per common share	$0.28	$0.34

Weighted average common shares outstanding
Basic	77,194	76,039
Diluted	83,830	82,808

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Quicksilver Resources First Quarter 2007 Financial Results - Page 7 of 7

QUICKSILVER RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	For the Three Months Ended
	March 31,
	2007	2006
Operating activities:
Net income	$22,851	$27,535
Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	24,594	17,673
Deferred income taxes	11,265	13,400
Non-cash compensation	2,899	1,246
Amortization of deferred loan costs	456	735
Income from equity affiliates	(115)	(188)
Minority interest expense	63	-
Other	328	80
Changes in assets and liabilities
Accounts receivable	605	8,468
Inventory, prepaid expenses and other	(3,528)	(11,278)
Accounts payable	6,507	3,262
Accrued liabilities and other	7,330	2,406
Net cash provided by operating activities	73,255	63,339

Investing activities:
Development and exploration costs and other property additions	(210,175)	(139,955)
Return of investment from equity affiliates	202	250
Proceeds from sale of assets	-	341
Net cash used for investing activities	(209,973)	(139,364)

Financing activities:
Issuance of debt	143,446	392,182
Repayments of debt	(6,868)	(198,082)
Debt issuance costs	(2,303)	(8,283)
Proceeds from exercise of stock options	2,976	1,430
Purchase of treasury stock	(494)	(29)
Minority interest contributions	167	-
Net cash provided by financing activities	136,924	187,218

Effect of exchange rate changes in cash	231	246

Net increase in cash and cash equivalents	437	111,439

Cash and cash equivalents at beginning of period	5,281	14,318

Cash and cash equivalents at end of period	$5,718	$125,757

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